MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                              MATTHEWS ASIAN FUNDS

                                 CODE OF ETHICS
   ADOPTED PURSUANT TO RULE 17J-1 UNDER THE INVESTMENT COMPANY ACT OF 1940 AND
                  RULE 204A-1 UNDER THE INVESTMENT ADVISERS ACT
                                     OF 1940

                                    MAY, 2005

I.    INTRODUCTION

As a fiduciary, client and fund shareholder trust is the most valuable asset at Matthews International Capital Management, LLC (the "Advisor"). All of us at the Advisor and Matthews Asian Funds (the "Funds" and each of its series, a "Fund") are responsible for maintaining that trust and conducting ourselves with the very highest ethics standards. We must always place the interests of our clients and fund shareholders ahead of our own and minimize actual and apparent conflicts of interest at all times. We must observe exemplary standards of honesty and integrity above and beyond the minimum legal requirements. To this end, the Advisor and the Funds have adopted this joint Code of Ethics (the "Code") to set forth the minimum standards of business conduct that each of us must observe. In addition, this Code is designed to meet the requirements of Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act").

Rule 17j-l of the 1940 Act requires that every registered investment company, and each investment adviser to and principal underwriter for such investment company, adopt a written code of ethics containing provisions reasonably necessary to prevent its "ACCESS PERSONS" (defined below) from abusive personal securities trading and from engaging in any act, practice or course of business prohibited by section 17(j) of the Investment Company Act and Rule 17j-l adopted thereunder. That Rule further requires that each investment company and its adviser(s) and underwriter(s) use reasonable diligence, and institute procedures reasonably necessary to, prevent violations of such code.

Similarly, Rule 204A-1 of the Advisers Act requires registered investment advisers to adopt and enforce codes of ethics setting forth standards of conduct for advisory personnel, and to address conflicts of interest arising from personal trading by advisory personnel.

In addition, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), requires every investment adviser and registered broker-dealer to develop, implement and enforce policies and procedures to prevent the misuse of material non-public information.

This Code does not attempt to identify all possible conflicts of interest that one might encounter, and literal compliance with each of its specific provisions will not shield you from liability for personal trading or other conduct that violates a fiduciary duty to clients and fund shareholders.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                         1 of 19

If you have any questions concerning a proposed course of action that may present a conflict of interest, you should contact the Chief Compliance Officer (the "CCO"). If you are aware of any violation or suspected violation of the Code, you must promptly report it to the CCO.

ALL DIRECTORS, TRUSTEES, OFFICERS AND EMPLOYEES OF THE ADVISOR AND THE FUNDS ARE REQUIRED TO READ, UNDERSTAND, AGREE TO COMPLY WITH AND RETAIN THIS CODE, USING THE FORM PROVIDED IN EXHIBIT A.

ALL EMPLOYEES OF THE ADVISOR ARE REQUIRED TO COMPLY WITH ALL OF THE APPLICABLE FEDERAL SECURITIES LAWS AS DEFINED IN RULE 204A-1 OF THE ADVISERS ACT,

ANY VIOLATION OF THIS CODE, INCLUDING ENGAGING IN PROHIBITED TRANSACTIONS OR FAILING TO FILE REQUIRED REPORTS, MAY RESULT IN DISCIPLINARY ACTION, WHICH MAY INCLUDE, WHEN APPROPRIATE, TERMINATION OF EMPLOYMENT AND/OR REFERRAL TO APPROPRIATE GOVERNMENTAL AGENCIES.

ALL QUESTIONS REGARDING THIS CODE ARE TO BE DIRECTED TO THE CCO.

II.   DEFINITIONS

The definitions used in this Code of Ethics include the following:

      A. Access Persons. An "Access Person" of the Funds or Advisor is any director, trustee or officer of the Funds or the Advisor, and any employee of the Advisor who has access to non-public information regarding any purchase or sale of securities by the Funds/clients or portfolio holdings of the Funds/clients. For the purposes of this Code, ALL EMPLOYEES of the Advisor are deemed to be "Access Persons." For the purpose of this Code, "Access Persons" do not include the non-employee directors of the Advisor based on their limited contact with the Funds and the Advisor's employees.

            A "Non-Reporting Access Person" is any Disinterested Trustee of the Funds who does not have access to current information relating to portfolio holdings, securities being purchased or sold or securities being considered for purchase or sale for the Funds or client accounts.

            The CCO will maintain a current and complete list of all Access Persons of the Advisor and the Funds, and a list of those persons deemed NOT to be Access Persons or deemed to be Non-Reporting Access Persons, including the basis for such determination.

      B. Beneficial Ownership. A person is a "beneficial owner" of any security in which he or she directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest. A person is presumed to have "beneficial ownership" of securities held by members of his or her Immediate Family, by a partnership for which he or she is the general partner or any other entity he or she controls, by a trust for which he or she is a trustee or beneficiary sharing investment control, or by a revocable trust for which he or she is the settlor.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                         2 of 19

      C. Control. "Control" has the same meaning as in Section (2)(a)(9) of the 1940 Act.

      D. Covered Security. A "Covered Security" for purposes of this Code of Ethics is any:

            1. note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security;

            2. group or index of securities, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing;

            3. any security issued by closed-end investment companies, exchange-traded funds based on any Asia Pacific index (Asia Pacific includes: Australia, China, Hong Kong, India, Indonesia, Japan, Malaysia, New Zealand, Pakistan, the Philippines, Singapore, South Korea, Taiwan and Thailand); and

            4. any security issued by a Fund or any other funds to which the Advisor serves as an investment adviser or sub-adviser.

            Notwithstanding the above definition, "Covered Securities" does not include securities issued or guaranteed by the United States government, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, other money market instruments, exchange-traded funds based on any non-Asia Pacific index, or shares of registered open-end investment companies other than the Funds.

      E. Disinterested Trustee. A "Disinterested Trustee" is any trustee of the Funds who is not an "interested person" as defined in Section 2(a)(19) of the 1940 Act.

      F. Held or to be Acquired. A security is "held or to be acquired" if within the most recent 15 days it is or has been held by a Fund, or is being or has been considered by a Fund or the Advisor for purchase by a Fund. A purchase or sale includes the writing of an option to purchase or sell.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                         3 of 19

      G. Immediate Family. "Immediate Family" includes all family members sharing the same household, including, but not limited to, your spouse, registered domestic partner, parents, grandparents, children, grandchildren, siblings, step-siblings, step-children, step-parents, in-laws and any adoptive relationships.

      H. Initial Public Offering. "Initial Public Offering" is an offering of securities registered under the Securities Act of 1933 (the "1933 Act") the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      I. Private Placement. A "Private Placement" is an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 adopted thereunder.

III.  FIDUCIARY DUTY

      A. General Concept. Investment advisers owe a fiduciary duty to their clients, and the Advisor and trustees of the Funds owe a fiduciary duty to the Funds. This means that all Access Persons are expected to display loyalty, fairness and good faith toward the Funds, and not to do anything prejudicial to or in conflict with the interests of the Funds or the Funds' shareholders. This is a higher standard than that applicable to ordinary arm's length business transactions between persons who do not owe a fiduciary duty to other parties. Fiduciary principles reflect the following:

            1. the duty at all times to place the interests of the Funds and the Funds' shareholders first;

            2. the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

            3. the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

      B. Prohibitions. To avoid even the appearance of a conflict of interest in the dealings of the Advisor, all Access Persons:

            1. are prohibited from seeking or accepting any gifts, favors, preferential treatment or valuable consideration of any kind having a value in excess of $100 from any broker/dealer or other company or person because of their association with the Advisor or the Funds. If you receive any gift that has a value in excess of $100, you must immediately report the gift to the CCO and thereafter give that gift to the charity of your choice;

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                         4 of 19

            2. are prohibited from releasing any information (except to those concerned with the transaction) as to any portfolio changes proposed or in process, until such information shall become publicly available. No information may be divulged to any outsider concerning either proposed or partially completed programs to buy or sell particular securities, except as required to effect securities transactions on behalf of a client or Fund;

            3. must conduct any personal transactions in such a way as to not conflict with the interests of any Fund or advisory client. It is your responsibility to know who these clients are;

            4. are prohibited from entering into any transaction based on material non-public information, or communicating material non-public information to others in violation of the law;

            5. are prohibited from employing any device, scheme or artifice to defraud the Funds or client;

            6. are prohibited from making any untrue statement of a material fact to a Fund or client or omitting to state a material fact necessary in order to make the statements made to a Fund or client, in light of the circumstances under which they are made, not misleading;

            7. are prohibited from engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund or client;

            8. are prohibited from engaging in any manipulative practice with respect to a Fund or client;

            9. are prohibited from permitting others to use the Funds as "timing vehicles"; and

            10. are prohibited from engaging in market-timing of shares of any mutual fund that is not appropriate for market-timing.

      ANY VIOLATION OF THE ABOVE SHALL BE CONSIDERED A VIOLATION OF THIS CODE.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                         5 of 19

IV.   INSIDER TRADING

"INSIDERS" (defined below) must not trade, either personally or on behalf of others, including accounts managed by the Advisor, on material non-public information, or communicate material non-public information to others in violation of any law. This conduct is frequently referred to as "insider trading." This policy extends to all trading activities.

      A. Understanding Insider Trading. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities, whether or not one is an "insider" or to the communication of material non-public information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

            1. trading by an insider while in possession of material non-public information;

            2. trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and

            3.    communicating material non-public information to others.

      B. Who is an Insider. The concept of being an insider is analyzed and determined broadly. Generally, one should presume that, if there is a valid question as to whether a person is or is not an insider, he or she will be considered to be an insider unless there is a compelling reason to decide otherwise. "Insiders" of a Fund include all Access Persons of the Fund and the Advisor. In addition, a person can become a "temporary insider" of another company if he or she enters into a special confidential relationship in the conduct of that company's affairs and as a result is given access to information solely because of that relationship. A temporary insider can include, among others, a financial analyst, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the United States Supreme Court, such company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

      C. What is Material Information. Trading on inside information is not illegal unless the information is material. "Material information" is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                         6 of 19

            Examples of material information include (but are not limited to):

            1.    dividend changes;

            2.    earnings estimates;

            3.    changes in previously released earnings estimates;

            4.    significant merger or acquisition proposals or agreements;

            5.    regulatory developments that affect a company's product;

            6.    major litigation;

            7.    liquidation problems; and

            8.    extraordinary management developments.

            Material information does not have to relate to a company's business. For example, in the court case of Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

      D. What is Non-Public Information. Information is "non-public" until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the U.S. Securities and Exchange Commission or appearing in a news service would be considered public.

      E. Penalties for Insider Trading. Penalties for trading on, or communicating, material non-public information are severe, both for the individuals involved in such unlawful conduct and their company. A person can be subject to some or all of the penalties below, even if that person does not benefit personally from the violation:

            1.    Termination;

            2.    Civil injunctions;

            3.    Treble damages (multiply any damages by 3, then pay);

            4.    Disgorgement of profits;

            5.    Jail or prison;

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                         7 of 19

            6.    Fines to the person; and/or

            7.    Fines to the Advisor.

      F. Procedures to Implement Insider Trading Policy. The following procedures have been established to aid you in avoiding insider trading and to aid the Advisor and the Funds in preventing, detecting and imposing sanctions against insider trading and the insider trader. You must follow these procedures or risk serious sanctions, some of which are listed above. Direct any questions to the CCO.

      G. Identifying Inside Information. Before trading for yourself or others, including the Funds and accounts managed by the Advisor, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

            1. Is the information material? That is, would this information be considered important in making an investment decision? Would this information substantially affect the market price of the securities if generally disclosed?

            2. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in Reuters, the Wall Street Journal, or other publications of general circulation?

            If, after consideration of the questions above, you believe, or have questions as to whether, the information is material and non-public, take the following steps:

            1.    Report the matter immediately to the CCO.

            2. Do not purchase or sell the securities on behalf of yourself or others, including accounts managed by the Advisor.

            3. Do not communicate the information inside or outside the Advisor, other than to the CCO.

            After the CCO has reviewed the issue, you will be instructed whether to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

      H. Restricting Access to Material Non-Public Information. Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within the Advisor, except as provided above. In addition, you should take care so that such information is secure. For example, seal files containing material non-public information and restrict access to computer files containing material non-public information.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                         8 of 19

      I. Resolving Issues Concerning Insider Trading. If, after consideration of the items set forth above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

V.    PERSONAL SECURITIES TRANSACTIONS

IF YOU ARE AN ACCESS PERSON (OTHER THAN A NON-REPORTING ACCESS PERSON), YOU MUST COMPLY WITH THE PROVISIONS SET FORTH IN THIS SECTION.

Purchases and sales of any Covered Securities, including any purchase or sale of any Fund, by an Access Person (other than a Non-Reporting Access Person) for his or her account, for the account of a member of his or her Immediate Family, or for an account in which such Access Person or member of his or her Immediate Family has a direct or indirect beneficial ownership interest, are subject to the personal securities transaction rules of this Code.

      A.    Restrictions and Exemptions.

            1. Prohibitions regarding Asia Pacific Securities. The Advisor forbids all Access Persons (other than a Non-Reporting Access Person) and/or members of their Immediate Family from directly or indirectly acquiring Beneficial Ownership in any Asia Pacific security (excluding ownership of shares of an investment company registered under the 1940 Act). An Asia Pacific security is any equity security, convertible security, corporate bond or any depository receipt representing any equity security, issued by: (i) a company that is organized under the laws of Australia, China, Hong Kong, India, Indonesia, Japan, Malaysia, New Zealand, Pakistan, the Philippines, Singapore, South Korea, Taiwan or Thailand, or
                  (ii) a company that derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed, or has at least 50% of its assets located, in one of these countries, or (iii) a company that has the primary trading markets for its securities in one of these countries, or (iv) a governmental entity or an agency or instrumentality or political subdivision of one of these countries.

            2. Pre-approval of Investments in Initial Public Offerings. Prior to directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering, Access Persons (other than a Non-Reporting Access Person) and/or members of their Immediate Family must obtain approval in accordance with the procedures set forth in the section below entitled, "Procedures to Implement Personal Securities Transactions Policy."

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                         9 of 19

                  Access Persons who have been authorized to acquire securities in an Initial Public Offering must disclose that investment to the CCO if and when such persons are involved in a Fund's or client account's subsequent consideration of an investment in the issuer.

                  The Fund's or the account's decision to purchase such securities must then be independently reviewed by a portfolio manager with no personal interest in that issuer.

            3. Pre-approval of Investments in Private Placements. Prior to directly or indirectly acquiring Beneficial Ownership in any securities in a Private Placement offering, Access Persons (other than a Non-Reporting Access Person) and/or members of their Immediate Family must obtain approval in accordance with the procedures set forth below.

                  Access Persons who have been authorized to acquire securities in a Private Placement offering must disclose that investment to the CCO if and when such persons are involved in a Fund's or client account's subsequent consideration of an investment in the issuer.

                  The Fund's or the account's decision to purchase such securities must then be independently reviewed by a portfolio manager with no personal interest in that issuer.

                  Examples of Private Placement offerings include, but are not limited to, interests in investment partnerships and private hedge funds.

            4. Exempted Transactions. The pre-approval requirement and other reporting requirements of this Section of the Code do not apply to the following transactions:

                  a) Any account established, or transactions contemplated, over in which any Access Person has no direct or indirect influence or control. If you have any questions concerning whether or not an account is exempt from this requirement, you should contact the CCO.

                  b) The pre-approval and black-out period requirements do not apply to non-volitional transactions, subsequent investments via automatic investment plan in the Funds, automatic dividend reinvestment plans, or exercises and sales of rights issued pro rata to all holders of a class of an issuer's securities (if the rights were acquired from the issuer).

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                        10 of 19

      B.    Procedures to Implement Personal Securities Transactions Policy.

            1. Pre-approval. Prior to acquiring any interest in a Covered Security or any other security that requires pre-approval under this Code for an account in which he or she has Beneficial Ownership, each Access Person (other than a Non-Reporting Access Person) and/or members of his or her Immediate Family must submit a request form (Exhibit C) to the CCO or a member of the Compliance Department for permission to make any trade. The CCO or staff of the Compliance Department will determine by reviewing the trading system or consulting with the head trader, if any client trades are pending, or if there have been any trades within the black-out periods stated below, and will determine any other restrictions on trading in such security.

            2. Black-out Period. If any Fund or client account has a pending order in that same security or if the security has been traded in any Fund or client account during the past five (5) business days, or is expected to be traded within the next five (5) business days, the transaction will not be approved. If the security involved is not currently being traded, has not been traded during the past five (5) business days, and is not expected to be traded by any Fund or client account within the next five (5) business days, the transaction may be approved.

            3. Trade Authorization. The CCO or staff of the Compliance Department will sign the form indicating approval or disapproval of each transaction.

                  a) If approval for a specific transaction is given, that approval is only valid for two (2) business days after which it is given.

                  b) All requests, whether approved or denied, will be maintained in that person's trading file, which is maintained by the Compliance Department.

                  c) Any transactions by the CCO will be so considered by the Chief Executive Officer ("CEO) or Chief Operating Officer of the Advisor.

VI.   MONITORING COMPLIANCE

      A. Reporting Exemptions. Non-Reporting Access Persons are not be required to make a disclosure of personal holdings, disclosure of accounts, quarterly transaction reports or annual compliance certification, as contemplated by Sections VI.B, VI.C, VI.D and VI.E under this Code.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                        11 of 19

      B. Disclosure of Personal Holdings. Within 10 days after becoming an Access Person and annually within 45 days after each calendar year end, every Access Person (other than a Non-Reporting Access Person) shall report the title, number of shares and principal amount of each Covered Security beneficially owned by such person, the name of any broker, dealer or bank with which such security was held, and the date the report was submitted. The information or statement submitted under the initial holdings report must be current as of a date no more than 45 days before the report is submitted.

      C. Disclosure of Accounts. Each Access Person (other than a Non-Reporting Access Person) is required to (1) disclose all accounts in that person's name or of which he or she has Beneficial Ownership with any brokerage firm or other financial institution through which any Covered Securities may be purchased or sold using the form attached as Exhibit B and (2) forward to the CCO copies of the account statements for such accounts at least quarterly. Thereafter, each Access Person must disclose on Exhibit B any new account and receive the permission of the CCO before opening any such account.

      D. Quarterly Transactions Reporting. Within 10 days after each calendar quarter (unless otherwise approved in advance by the CCO, but in any event, within 30 days after the calendar quarter), every Access Person (other than a Non-Reporting Access Person) is required to provide the CCO with a report of all trades in any security Beneficially Owned by him or her during that quarter on the form attached as Exhibit D.

      E. Annual Certificate of Compliance. Each year, by January 31st of such year, every Access Person (other than a Non-Reporting Access Person) is required to sign a certificate in the form attached as Exhibit A certifying that he or she is in compliance with this Code.

      F. Review by Compliance. All confirmations, statements, forms and other information will be reviewed by the either the CCO or staff of the Compliance Department (and with respect to the CCO's reports, the Assistant Compliance Officer, who will direct any Code issues with respect to the CCO to the CEO and/or Board of Trustees) to monitor compliance with this Code. The Advisor reserves the right to require an Access Person to take any action concerning a personal securities transaction which it deems is in the best interests of the Funds to maintain compliance with this Code.

      G. Interpretive Authority. The CCO has final interpretive authority of this Code, with the advice of counsel to the Advisor and/or the Funds.

      H. Record Keeping. The Advisor will maintain the records concerning this Code required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                        12 of 19

      I. Amendments. The Advisor shall provide each Access Person with a copy of this Code, as amended from time to time.

VII.  SANCTIONS

Violation of the Advisor's/Funds' personal trading policy subjects an Access Person to sanctions, including but not limited to, disgorgement of any profit or avoided loss, fines, censure, suspension of personal security trading, reporting to the Board of Trustees of the Funds and appropriate regulation agency, termination of employment, and civil and/or criminal prosecution.

VIII. REPORTING POTENTIAL LEGAL VIOLATIONS

The policy of the Funds and the Advisor is to ensure open and effective channels of communication concerning potential legal violations or matters of ethics or questionable business practices. In this regard, we have established these formal procedures for:

      o The receipt, retention, and treatment of complaints the Funds or the Advisor receive regarding violations of this Code or other internal policies;

      o The submission of concerns regarding questionable accounting or auditing matters involving the Funds or other clients of the Advisor; and

      o The submission of concerns regarding any other financial reporting practices, potential violations of the securities laws, and matters of ethics or questionable business practices.

We have designed these procedures to facilitate proper disclosures, encourage proper individual conduct, protect employees who report violations, and alert the Funds' Board of Trustees to potential problems that could have serious consequences if not corrected.

      A. Procedures. If you have concerns regarding a potential violation of the Code, you must immediately report that information to the CCO.

            1. Upon receiving information from any person (a "Reporting Person") about a potential material violation, the CCO shall immediately inform the Chairman of the Board of Trustees of the Funds (the "Chairman") of the report. The CCO shall conduct a thorough investigation and apprise the Chairman of the progress and results of that inquiry.

            2. If you suspect a material violation by the CCO, you should contact the Chairman directly. The Chairman shall conduct the preliminary and final investigation if the report involves a potential material violation by the CCO.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                        13 of 19

            3. Where appropriate, the CCO or the Chairman shall report details of the potential violation to the person under investigation, senior management, the Audit Committee, and/or regulatory and law enforcement authorities. In providing that information, the CCO and Chairman shall ensure that the integrity of the inquiry and possible action by regulatory and law enforcement authorities are not compromised.

            4. At the conclusion of an investigation, the CCO or the Chairman shall inform the Reporting Person of the disposition of the reported potential violation.

      B. Freedom to Report (no retaliation). This policy is intended to create an environment where Reporting Persons can act without fear of reprisal or retaliation. For that reason:

            1. the Reporting Person's identity will be kept confidential to the extent possible and consistent with the need to investigate and respond to a potential violation;

            2. the Funds and the Advisor will not discharge, demote, suspend, threaten, harass, or in any other manner retaliate against a Reporting Person in the terms and conditions of employment because a Reporting Person has lawfully provided information, caused information to be provided, or otherwise assisted in an investigation of conduct that the Reporting Person reasonably believes constitutes a potential violation;

            3. in order to monitor whether the Reporting Person is being subjected to retaliation, the CCO or the Chairman shall contact the Reporting Person, as appropriate, to determine whether any changes in the Reporting Person's work situation have occurred since engaging in such protected conduct. If the CCO or the Chairman determines that any retaliation has occurred, he or she shall report that finding to appropriate management, the Audit Committee, and the Board of Trustees; and

            4. any Reporting Person who feels he or she has been the subject of retaliation prohibited by this policy should immediately notify the CCO, the Chairman, or the Manager of Human Resources. The Funds or the Advisor will take appropriate disciplinary and remedial action if it is determined that a Reporting Person has been subjected to any prohibited retaliation.

            Under California law, a Reporting Person who believes that he or she has been subject to retaliation for reporting a potential violation of law may report such conduct to the California Attorney General's Office at (800) 952-5225.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                        14 of 19

Contact Information:

CHIEF COMPLIANCE OFFICER                      CHAIRMAN OF THE BOARD OF TRUSTEES
   Manoj K. Pombra                                 Richard K. Lyons
   Four Embarcadero Center, Suite 550              Professor, Haas School of Business
   San Francisco, CA 94111                         545 Student Services Building
   Office: (415) 955-8122                          University of California, Berkeley
   Cell: (650) 703-2159                            Berkeley, CA 94720-1900
   Fax: (415) 984-5341                             Direct: (510) 642-1059
   Email: mailto:MPOMBRA@MATTHEWSFUNDS.COM         Fax: (510) 642-4700
                                                   Email: LYONS@HAAS.BERKELEY.EDU

IX.   REPORTS TO THE BOARD OF TRUSTEES

The Board of Trustees of the Funds must initially approve this Code of the Funds and the Advisor, and the Board of Trustees must approve any material changes to this Code within six (6) months of such change. The CCO, or his or her designee, shall provide to the Board of Trustees a written report outlining any material issues that arose during the previous quarter, including but not limited to, information about material violations of this Code and sanctions imposed in response to the material violations, and annually certify that the Funds and the Advisor have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                                 CODE OF ETHICS
                                                                        15 of 19

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                              MATTHEWS ASIAN FUNDS

                                 CODE OF ETHICS

                                    EXHIBIT A

                     ACKNOWLEDGMENT AND AGREEMENT TO COMPLY

By signing this Acknowledgment and Agreement to Comply I hereby certify the following:

      o I have read and understand the Code of Ethics (the "Code") and have had an opportunity to ask any questions that I may have had concerning the Code.

      o I understand that I am responsible for complying with the Code and agree to comply.

      o [I understand that my compliance with this Code and all applicable laws is a condition of my employment with Matthews International Capital Management, LLC (the "Advisor").]

      o I have reported all material violations of the Code within the scope of my knowledge to appropriate officer of the Advisor.

      o I understand that my violation of the Code, if any, may subject me to personal, civil and criminal liability, regulatory fines and/or suspensions. I also understand that such violation may subject the Advisor to civil and criminal liability as well as regulatory discipline.

BY:          _________________________________

PRINT NAME:  _________________________________

DATE:        ________/________/________

Note: Employees of the Advisor and the Funds will be asked to certify at least annually.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                           CODE OF ETHICS - EXHIBIT A

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                              MATTHEWS ASIAN FUNDS

                                 CODE OF ETHICS

                                    EXHIBIT B
            Accounts with Brokerage Firms and Financial Institutions

Please list below all accounts in which you have direct or indirect Beneficiary Ownership* as defined within the Code of Ethics. If you have any questions concerning the types of accounts covered by the Code of Ethics, please consult with the Chief Compliance Officer). This report is DUE WITHIN 10 DAYS of your start of employment with Matthews International Capital Management, LLC.

----------------------------------------------------------------------------------------------------
BROKER/FINANCIAL INSTITUTION    ACCOUNT NUMBER   ACCOUNT REGISTRATION      DATE        RELATIONSHIP
       NAME & ADDRESS                                 ACCOUNT YPE       ESTABLISHED
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

I CERTIFY THAT THE INFORMATION GIVEN ABOVE IS TRUE, ACCURATE AND COMPLETE AS OF THE DATE INDICATED BELOW AND I WILL NOTIFY THE CHIEF COMPLIANCE OFFICER PROMPTLY OF ANY CHANGE. IN ADDITION, BY SIGNING BELOW, I EXPRESSLY AUTHORIZE THE ADVISOR TO RECEIVE DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS FOR THE ABOVE ACCOUNTS FROM THE RELEVANT INSTITUTIONS.

By:               _________________________________

Print Name:       _________________________________

Date:             ________/________/________

* Please attach an account statement for each account listed that is not dated more than 45 days prior to your date of employment with Matthews International Capital Management, LLC.

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                           CODE OF ETHICS - EXHIBIT B

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                              MATTHEWS ASIAN FUNDS
                                 CODE OF ETHICS
                                    EXHIBIT C
                   PERSONAL SECURITY TRANSACTION AUTHORIZATION

PLEASE COMPLETE ALL INFORMATION BELOW.
Kindly keep a copy of the fully executed authorization for your records.

NAME OF EMPLOYEE OR BENEFICIAL OWNER: __________________________________________

ACCOUNT TITLE: _________________________________________________________________

PROPOSED TRADE DATE: ______/______/______ (note: trade must be executed within 2 business days of approval, otherwise a
                                          new form must be submitted.)

---------------------------------------------------------------------------------------------
NAME OR TICKER OF THE SECURITY       NUMBER OF SHARES / DOLLAR      TYPE OF TRANSACTION
                                              AMOUNT                 BUY /SELL OR OTHER
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

NOTE: ALL ACCESS PERSONAL ARE PROHIBITED FROM TRADING ASIA PACIFIC SECURITIES AS DESCRIBED IN THE CODE OF ETHICS.

IF THE ABOVE SECURITY IS A MATTHEWS MUTUAL FUND, CHECK HERE & MOVE TO APPROVAL SECTION OF THIS FORM.|_|

                                  AUTHORIZATION

The undersigned officer or member of the Compliance Department of Matthews International Capital Management, LLC hereby certifies the following information:

      The above security (please check one) HAS ____; HAS NOT _____ been traded within the last 5 BUSINESS days, or IS ___; IS NOT ___ expected to be traded within the next 5 BUSINESS DAYS; in Fund(s) or client account(s).

      There (please check one) ARE _____; ARE NOT _____ currently any open orders for Fund(s) or client account(s). APPROVAL

REQUEST APPROVED:  |_|                  REQUEST DENIED:  |_|

BY: _________________________ DATE: _____/_____/_____ TIME: ____:____ A.M / P.M.
CHIEF COMPLIANCE OFFICER* OR OTHER STAFF OF THE COMPLIANCE DEPARTMENT.

APPROVAL EXPIRES AS OF THE END OF TRADING ON _____/_____/_____

IF A MEMBER OF THE PRICING COMMITTEE AND YOU ARE BUYING OR SELLING A MATTHEWS ASIAN FUND: Initial here to indicate that you understand that you can participate in pricing committee meetings only if you have executed the approved transaction prior to the date of such meeting or you have not effected the approved transactions in question (see Pricing Policies for more details):
__________

COMMENTS: ____________________________________________________________________
*CCO's security transactions must be approved by either Chief Executive Officer or COO of the Company.


================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                           CODE OF ETHICS - EXHIBIT C

NAME: _______________________________ DATE COMPLETED: ________/________/________

                         DUE DATE: WITHIN TEN DAYS AFTER END OF CALENDAR QUARTER

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                              MATTHEWS ASIAN FUNDS

                                 CODE OF ETHICS

                                    EXHIBIT D

              Quarterly Report of Personal Securities Transactions
                for Calendar Quarter ended ______/______/______

--------------------------------------------------------------------------------------------------------
   Date of            Buy/Sell        Name of Security        Number of        Price         Broker
 Transaction                                                    Shares
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

|_|   Check here if you did not make any reportable transactions.

|_|   Check here if a list of all transactions is attached to this form.

By signing below I certify that the information contained herein is accurate and complete and is made in compliance with the Code of Ethics of Matthews International Capital Management, LLC.

______________________________________________________________________________
Name/Signature

Received and Reviewed by:

_________________________________________, on __________/__________/__________
                          Chief Compliance Officer

================================================================================

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANUAL
                           CODE OF ETHICS - EXHIBIT D